UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 10, 2016
QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 990-4000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On February 10, 2016, QuickLogic Corporation (the “Company”) entered into a Third Amendment to Third Amended and Restated Loan and Security Agreement (the "Agreement") with Silicon Valley Bank (the "Bank") to amend certain covenants contained in the Agreement. As amended, the Company is required to maintain, beginning in the quarter ending March 31, 2016, (i) a tangible net worth of at least $12,000,000, plus (a) 50% of the proceeds from any equity issuance, plus (b) 50% of the proceeds from any investments, tested as of the last day of each month; (ii) unrestricted cash or cash equivalents at the Bank or Bank's affiliates at all times in an amount of at least $6,000,000; and (iii) a ratio of quick assets to the results of (i) current liabilities minus (ii) the current portion of deferred revenue plus (iii) the long-term portion of the obligations of at least 2.00 to 1.00, tested as of the last day of each month. Beginning with the second fiscal quarter of 2016, the tangible net worth requirement, tested as of the last day of each month, is reduced as follows: For the quarter ending June 30, 2016, a tangible net worth of at least $10,000,000, plus (a) 50% of the proceeds from any equity issuance, plus (b) 50% of the proceeds from any investments; for the quarter ending September 30, 2016, a tangible net worth of at least $8,000,000, plus (a) 50% of the proceeds from any equity issuance, plus (b) 50% of the proceeds from any investments; for the quarter ending December 31, 2016, a tangible net worth of at least $6,000,000, plus (a) 50% of the proceeds from any equity issuance, plus (b) 50% of the proceeds from any investments; for the quarter ending March 31, 2017, a tangible net worth of at least $4,000,000, plus (a) 50% of the proceeds from any equity issuance, plus (b) 50% of the proceeds from any investments; for the quarter ending June 30, 2017, a tangible net worth of at least $8,000,000, plus (a) 50% of the proceeds from any equity issuance, plus (b) 50% of the proceeds from any investments. Beginning with the third fiscal quarter of 2016, the Company is required to maintain a ratio, tested as of the last day of each month, of quick assets to the results of (i) current liabilities minus (ii) the current portion of deferred revenue plus (iii) the long-term portion of the obligations of at least 1.50 to 1.00 in the fiscal quarters ended September 30, 2016 and December 31, 2016 and of at least 1.25 to 1.00 in the fiscal quarters ended March 31, 2017 and June 30, 2017.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.40 hereto.
Section 9 Financial Statements and Exhibits
Item 9.01(d) Exhibits.

10.40	Third Amendment to Third Amended and Restated Loan and Security Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2016	QuickLogic Corporation

/s/ Suping (Sue) Cheung
Suping (Sue) Cheung Principal Accounting Officer and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.40	Third Amendment to Third Amended and Restated Loan and Security Agreement.